                                                                    EXHIBIT 99.2


                           AGREEMENT RE STOCK OPTION


         This Agreement Re Stock Option (" Agreement") is by and between Mentor Graphics Corporation, an Oregon corporation ("Mentor"), and Jerry Kirk ("Optionee") and is made as of the 9th day of October, 1995.


                                R E C I T A L S

         A. Optionee is the Chief Executive Officer of Microtec Research, Inc., a Delaware corporation (the "Company").

         B. The Company has a 1985 Stock Option Plan as amended and restated (the "Plan") pursuant to which Optionee was granted an Incentive Stock Option Agreement dated April 4, 1994 (the "Option").

         C. Mentor is acquiring the Company pursuant to an Agreement and Plan of Merger by and among Mentor, the Company and M Acquisition Sub, Inc., a Delaware corporation, dated October 9, 1995 (the "Merger Agreement").

         D. In connection with the Merger Agreement, Optionee has entered a Consultant Services Agreement with Mentor dated October 9, 1995 ("Consultant Agreement").

         E. Mentor has agreed that upon its acquisition of the Company it will cause the Option to remain in effect and to permit additional vesting under such Option in accordance with Section 4 thereof until such time as the non-competition obligation of Mr. Kirk pursuant to Section 7(c) of the Consultant Agreement expires.

         F. Optionee has required such extension of the Option as a precondition to his executing the Consultant Agreement.

         NOW THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual consideration recited herein, the parties hereto agree as follows:

         1. Mentor agrees, and upon its acquisition of the Company pursuant to the Merger Agreement shall cause the Company to agree, to cause the Option to remain in full force and effect and to permit Optionee to exercise the right to purchase thereunder in accordance with its terms for a period extending to the earlier of the expiration of the Option in accordance with its terms or the expiration of Optionee's non-competition obligations under Section 7(c) of the Consultant Agreement.

         2. Mentor agrees upon its acquisition of the Company to cause the Company to amend the Plan to permit the extension of the Option as set forth in this Agreement or to take other appropriate action to assure that Mentor's obligations to Optionee are satisfied.

Agreement Re Stock Option
 Between Mentor Graphics Corporation,
 an Oregon corporation and Jerry Kirk
 Page 2


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first herein above set forth.

                                         /s/ JERRY KIRK
                                       ________________________________________
                                         Jerry Kirk


                                        MENTOR GRAPHICS CORPORATION


                                              /s/ DEAN FREED
                                        By: ____________________________________
                                              Dean Freed, General Counsel and
                                              Secretary

                     ASSIGNMENT AND ASSUMPTION OF CONTRACT


         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT ("Assignment") by and between Jerry Kirk ("Kirk") and Microsystem Services, Inc., a Wyoming corporation (the "Company"), is made this 6th day of November, 1995 with respect to that certain Consultant Services Agreement dated as of October 9, 1995, by and between Jerry Kirk and Mentor Graphics Corporation, an Oregon corporation (the "Agreement"). Capitalized terms used in this Assignment and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kirk and the Company agree as follows:

         1. Kirk hereby grants, conveys, delivers, sells, transfers and assigns to the Company, and Company accepts, effective as of October 9, 1995, all rights and interest in and obligations under the assigned Agreement to which Kirk is a party including any and all prepayments, prepaid expenses and deposits made under or relating to such Agreement, and in the event Kirk has partially performed any obligations under the Agreement, the Company shall receive all payments in connection with such partial performance.

         2. Kirk hereby assigns and the Company hereby assumes and expressly agrees to perform all Kirk's obligations under the Agreement.

         3. Kirk and the Company acknowledge and agree that the Company shall cause Kirk to, and make Kirk available to, perform the obligations required of him by the Agreement.

         4. This Assignment shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

         IN WITNESS WHEREOF, Kirk and the Company have executed this Assignment as of the date first hereinabove written.


                                        /s/ JERRY KIRK
                                        ________________________________________
                                        JERRY KIRK


                                        MICROSYSTEM SERVICES, INC.


                                        By: /s/ JERRY KIRK
                                            ____________________________________
                                            Jerry Kirk, President

APPROVED:

MENTOR GRAPHICS CORPORATION


By: /s/ DEAN FREED
    __________________________________
    Dean Freed, General Counsel
    and Secretary

                                    GUARANTY


         This Guaranty is made this 6th day of November, 1995 by Jerry Kirk ("Guarantor") in favor of Mentor Graphics Corporation, an Oregon corporation ("Mentor Graphics"),

                                    RECITALS

         A. MICROSYSTEM SERVICES, INC., a Wyoming corporation (the "Company"), is wholly-owned by Guarantor.

         B. That certain Consultant Services Agreement entered into by and between Guarantor and Mentor Graphics dated October 9, 1995 (the "Agreement") is being assigned concurrent with the execution hereof by Guarantor to the Company pursuant an Assignment and Assumption of Contract dated on even date herewith (the "Assignment") and the Company has assumed and agreed to perform all Guarantor's obligations under the Agreement.

         B. In accordance with the terms of the Agreement, Guarantor has agreed to guarantee the performance of the Company upon assignment of the Agreement.

         D. Guarantor has requested Mentor Graphics to approve the Assignment and Mentor Graphics has required Guarantor to deliver this Guaranty as a precondition to such approval.

         NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of Mentor Graphics' approval of the Assignment, Guarantor does hereby promise, covenant and agree with and for the benefit of Mentor Graphics as follows:

         1. Guarantor hereby absolutely and unconditionally guarantees to Mentor Graphics and its successors and assigns, the full, timely and complete performance by the Company of all of the terms and provisions of the Agreement. Guarantor further guarantees to Mentor Graphics that he will cause the Company to make him available to perform the Company's obligations to Mentor Graphics under the Agreement.

         2. Without limiting the generality of the preceding paragraph 1, Guarantor absolutely and unconditionally agrees:

                 (a) To timely perform and complete the services required by the Agreement within the time period allotted therefor.

                 (b) To perform each and every other act and fulfill each and every covenant, promise and responsibility required of the Company by the Agreement.

         3. Guarantor further agrees that he shall not be released from his obligations hereunder by reason of any amendment to or alteration of the terms and conditions of the Agreement or the obligations arising thereunder, nor shall Guarantor's obligations hereunder be altered or impaired by any delay of Mentor Graphics in enforcing the terms and obligations of the Agreement or this Guaranty or any other document evidencing the Agreement or by any waiver of any default by the Company under the Agreement, nor shall Guarantor's obligations hereunder be diminished, altered, or impaired by virtue of any transfer of the interest of Guarantor in the Company, including a transfer of his entire interest, it being the intention that Guarantor shall remain fully liable hereunder notwithstanding any such transfer.

Microsystem Services, Inc.
Guaranty
Page 2




         4. Guarantor agrees that he will: (i) exercise his best efforts to assure that the Company performs all of its obligation under the Agreement and (ii) not do or omit to do anything which will permit or enable the Company to avoid its obligations under the Agreement.

         5. This Guaranty is assignable by Mentor Graphics and shall bind the heirs, administrators, executors, successors, and assigns of the parties hereto and shall inure to the benefit of any successor or assign of Mentor Graphics and said assign shall have the same rights hereunder that said individual or individuals would have had, had there been no succession or assignment.

         6. This Guaranty shall in all respects be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance.

         7. In the event that any provision of this Guaranty is held to be void or unenforceable, all other provisions shall remain unaffected and be enforceable.

         8. Guarantor agrees that this Guaranty shall be continuing in nature and shall apply to all of the obligations of the Company under the Agreement whether now existing or hereafter arising under the Agreement.

         9.      Guarantor represents and warrants as follows:

                 (a) Guarantor has the right, power, legal capacity and authority to enter into and perform his obligations under this Guaranty.

                 (b) The Guaranty is a valid and binding obligation of Guarantor, enforceable in accordance with its terms.

                 (c) Neither the execution and delivery of the Guaranty nor the consummation of the transactions herein or therein contemplated, will conflict with, or result in a breach or violation of, any material instrument or contract to which Guarantor is a party or by which Guarantor is bound.

         10. Any and all notices to the parties to this Guaranty shall be sent via certified mail, return receipt requested, addressed as follows:

                 Guarantor:                     Jerry Kirk
                                                c/o Microsystem Services, Inc.
                                                P. O. Box 3679
                                                Jackson, WY 83001

                 With a copy to:                Timothy Tomlinson, Esq.
                                                Tomlinson Zisko Morosoli & Maser
                                                200 Page Mill Road, 2nd Floor
                                                Palo Alto, CA 94306

Microsystem Services, Inc.
Guaranty
Page 3


                 Mentor Graphics:               Mentor Graphics Corporation
                                                8005 SW Boeckman Road
                                                Wilsonville, OR 97070-7777
                                                ATTN:  General Counsel

         11. Guarantor acknowledges and agrees that the Assignment does not relieve him of any of his obligations under Sections 4 or 7(d) of the Agreement.


         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 6th day of November, 1995.


                                        GUARANTOR


                                        By: /s/ JERRY KIRK
                                            --------------------------------
                                                Jerry Kirk


ACCEPTED:

MENTOR GRAPHICS CORPORATION

By: /s/ DEAN FREED
-----------------------------------
        Dean Freed, General Counsel
        and Secretary